TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT (the "Agreement") is entered into as of this 20th day of May, 1997, between Think New Ideas, Inc., a Delaware corporation (the "Company"), and David R. Hieb, an individual, resident in Boulder, Colorado (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Company and the Employee are parties to a certain employment agreement dated as of June 30, 1996 (the "Employment Agreement"); and

         WHEREAS, it is the desire of the Company and the Employee to terminate the Employee's employment with the Company upon the terms and subject to the conditions set forth herein; and

         WHEREAS, it is the desire of the Company and the Employee to terminate the Employment Agreement upon the terms and subject to the conditions set forth herein.

         NOW THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

1. TERMINATION OF EMPLOYMENT AND EMPLOYMENT AGREEMENT. The Employee and the Company hereby agree that as of the date hereof the Employee's employment with the Company be and hereby is terminated. Further, any offices, positions, directorships or other like capacities held by Employee with the Company or any of its affiliates or subsidiaries be and hereby are resigned by Employee as of the date hereof. The Employment Agreement be and hereby is terminated, including without limitation Sections 2, 3, 4, and 5 thereof, but excluding Sections 10 through 15 and Section 17 thereof, which sections shall specifically survive termination as hereinafter set forth.

2.       TERMINATION  PAYMENT;   TRANSFER  OF  COMPUTER.   Concurrent  with  the
execution of this Agreement by the parties hereto;

         (a) the Company shall remit to the Employee the amount of thirty thousand dollars ($30,000), payable by cashier's or official bank check; and

         (b) the Company shall transfer to Employee that certain laptop computer, more specifically described as an NEC model Versa-6030-H-PC-6220-91753, Serial Number 66022928, currently the property of the Company but in the possession of Employee, and such computer shall hereafter be deemed to be the property of Employee.

3. STOCK OPTIONS. Those incentive stock options ("Stock Options") granted by the Company to Employee pursuant to the Company's 1997 Stock Option Plan (the



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"Stock Option Plan"),  evidenced by an Incentive  Stock Option  Certificate  and
Agreement dated February 10, 1997 by and between the Company and Employee (the "Option Agreement") as to an aggregate of forty-one thousand eight hundred eighty-one (41,881) unregistered shares of common stock of the Company ("Common Stock"), shall be modified hereby as follows:

         a) VESTING AND EXERCISE. Stock Options to acquire up to 10,470 shares of Common Stock, exercisable commencing in September 1997, shall be deemed to be fully vested and exercisable as of the date hereof, at the prices and upon the other terms set forth in the Option Agreement and the Stock Option Plan; PROVIDED, HOWEVER, notwithstanding anything contained in the Employment Agreement or in the Stock Option Plan, in the event Employee elects to exercise any such vested Stock Options, payment of the exercise price therefore shall be paid to the Company solely in cash, by cashier's check or official bank check. All Stock Options granted to the Employee under the Option Agreement which have not vested or become exercisable as of the date hereof or pursuant hereto shall be deemed to have expired unexercised and shall be, after the date hereof, null and void.

         b) TERMINATION OF OPTIONS. Notwithstanding anything contained elsewhere herein, in the Employment Agreement or in the Stock Option Plan, the period during which the Stock Options may be exercised shall terminate ninety (90) days after the date hereof. After such ninety (90) day period, the Option Agreement shall be null and void.

4. NON-COMPETITION. As set forth hereinabove, the terms of the non-competition provisions set forth in Section 10 of the Employment Agreement, as further elaborated by Sections 12 and 15 of the Employment Agreement, shall survive the termination of the Employment Agreement and remain in full force and effect, and shall be deemed to be a part of this Agreement as if set forth in their entirety herein, and are hereby incorporated herein by this reference; PROVIDED, HOWEVER, the period during which the restrictions contemplated by
Section 10 of the Employment Agreement are applicable shall expire on December 31, 1997; and, FURTHER PROVIDED, that such provision shall not be construed to prevent the Employee from accepting a job (and performing his obligations) as an employee of Sun Microsystems, Inc.

5. CONFIDENTIAL INFORMATION. As set forth hereinabove, the terms of the confidential information provisions set forth in Section 11 of the Employment Agreement, as further elaborated by Sections 12 and 15 of the Employment Agreement, shall survive the termination of the Employment Agreement and remain in full force and effect, and shall be deemed to be a part of this Agreement as if set forth in their entirety herein, and are hereby incorporated herein by this reference; PROVIDED, HOWEVER, the period during which the restrictions contemplated by Section 11 of the Employment Agreement are applicable shall expire on December 31, 1997.

6. RELEASE OF CLAIMS. a) The Employee and any or all persons or entities acting on his behalf, or who might claim through him, hereby agree to compromise, release, and forever discharge and hereby compromise, release and forever discharge the Company, and all of its successors, predecessors, assigns, affiliates, shareholders, officers, directors, principals, employees, agents, servants, spouses, legal representatives, and all other persons who might be liable through them, their successors and assigns (collectively, the "Company


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

Parties") of and from any and all claims, debts, liabilities, assessments, obligations, demands, actions, causes of action or suits at law or in equity, of whatever kind or nature, for or because of any matter or thing done, omitted or suffered to be done by them, or their shareholders, officers, directors, principals, agents or employees, occurring or arising from the beginning of time through the date hereof, and particularly with respect to any claim arising from, referring to, relating to, or in connection with the Employment Agreement and the termination thereof and the Agreement and Plan of Reorganization dated as of June 30, 1996 by and between Employee and the Company. The Employee agrees and covenants not to sue or bring any action in law or in equity, including, but not limited to, an action in any court, forum, or arbitration proceeding whether by original process or demand, counterclaim, cross-claim, third-party process, impleader, claim for indemnity or contribution or otherwise against the Company or any of the Company Parties, arising from, referring to, relating to, or in connection with, the Employment Agreement and the termination thereof; PROVIDED, HOWEVER, that the parties hereto may initiate any action required to enforce this Agreement in accordance with its terms. It is understood and agreed that the release and covenant not to sue herein are a full and final general release and covenant not to sue from Employee which covers any and all future damages not now known to Employee which may later develop or be discovered, arising from, referring to, relating to, or in connection with the Employment Agreement and the termination thereof, except that this Section 6 does not cover any damages or claims which may arise solely as a result of a breach by a party of any provision of this Agreement or any damages or claims which may arise as a result of a claim or threatened claim by an unaffiliated third party.

         b) The Company and any or all persons or entities acting on its behalf, or who might claim through it, hereby agree to compromise, release, and forever discharge and hereby compromise, release and forever discharge the Employee, and all of his successors, predecessors, assigns, affiliates, employees, agents, servants, spouses, legal representatives, and all other persons who might be liable through them, their successors and assigns (collectively, the "Employee Parties") of and from any and all claims, debts, liabilities, assessments, obligations, demands, actions, causes of action or suits at law or in equity, of whatever kind or nature, for or because of any matter or thing done, omitted or suffered to be done by them, or their shareholders, officers, directors, principals, agents or employees, occurring or arising from the beginning of time through the date hereof, and particularly with respect to any claim arising from, referring to, relating to, or in connection with, the Employment Agreement and the termination thereof. The Company agrees and covenants not to sue or bring any action in law or in equity, including, but not limited to, an action in any court, forum, or arbitration proceeding whether by original process or demand, counterclaim, cross-claim, third-party process, impleader, claim for indemnity or contribution or otherwise against the Employee or any of the Employee Parties, arising from, referring to, relating to, or in connection with, the Employment Agreement and the termination thereof; PROVIDED, HOWEVER, that the parties hereto may initiate any action required to enforce this Agreement in accordance with its terms. It is understood and agreed that the release and covenant not to sue herein are a full and final general release and covenant not to sue from Company which covers any and all future damages not now known to Company which may later develop or be discovered, arising from, referring to, relating to, or in connection with the Employment Agreement and the termination thereof, except that this Section 6 does not cover any damages or claims which may arise solely as a result of a breach by a party of any


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

provision of this Agreement or any damages or claims which may arise as a result of a claim or threatened claim by an unaffiliated third party.

7. APPROVALS. This Agreement has received all required board of directors and other corporate approvals. This Agreement, upon execution by the parties hereto, shall be a valid, legally binding and existing agreement of the respective parities, enforceable against each in accordance with its terms.

8. SEVERABILITY. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

9. ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the provisions incorporated herein by reference, constitutes the entire agreement between the Company and the Employee with respect to the subject matter hereof. This Agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

10. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if physically delivered, delivered by express mail, or other expedited service or upon receipt if mailed, postage prepaid, via first class mail. as follows:

   a)       If to the Company:         Think New Ideas, Inc.
                                       8522 National Boulevard, Suite 101
                                       Culver City, CA 90232
                                       Attention: President

            with an additional
            copy by like means to:     De Martino Finkelstein Rosen & Virga
                                       1818 N Street, N.W., Suite 400
                                       Washington, DC 20036
                                       Attention: Ralph V. De Martino, Esquire

   b)       If to the Employee:        Mr. David R. Hieb
                                       5888 Orchard Street
                                       Boulder, CO 80301
           with an additional
           copy by like means to:      Lamm, Freemen & Butler
                                       4730 Table Mesa Drive, Suite I
                                       Boulder, CO 80303
                                       Attention: Tom Lamm, Esquire


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

11. ASSIGNABILITY. Except as otherwise set forth herein, this Agreement shall not be assignable by either party hereto, but shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and legal representatives of each such party.

12. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

13. WAIVER AND FURTHER AGREEMENT. Any waiver of any breach of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

14. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                  THINK NEW IDEAS, INC.

                                       /s/ Scott Mednick
                                       --------------------------------------
                                  By:  Scott Mednick, Chief Executive Officer


                                  THE EMPLOYEE


                                  By: /s/ David R. Hieb
                                      ------------------------------
                                      David R. Hieb


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